UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 25, 2008

FORCE PROTECTION, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-33253	84-1383888
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9801 Highway 78, Building No. 1, Ladson, SC		29456
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (843) 574-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On September 25, 2008, the Board of Directors of Force Protection, Inc. (the “Company”) promoted Charles Mathis, Executive Vice President, Finance to the position of Chief Financial Officer, effective Wednesday, October 1, 2008.  Mr. Mathis joined the Company in June 2008.  Mr. Mathis has over 20 years of experience in strategic finance and accounting for a number of manufacturing companies including two major defense contractors.  Prior to joining the Company, Mr. Mathis was Chief Financial Officer of EFW, Inc. a US segment of Elbit Systems Ltd., a public Israeli defense conglomerate.  At Elbit, Mr. Mathis was responsible for all areas of finance, contract accounting, government compliance, Sarbanes Oxley compliance, tax and the development of joint venture agreements.  Prior to Elbit, Mr. Mathis was Vice President, Finance and IT, with Fairbank Morse Engine, a supplier of medium speed diesel engines to the US Navy and the engine segment of EnPro Industries. Mr. Mathis received his Master of Business Administration from the University of Chicago Graduate School of Business and completed his undergraduate studies at Wake Forest University. Mr. Mathis is a certified public accountant and also served as a Lieutenant in the United States Marine Corps.

On September 30, 2008, Francis E. Scheuerell, Jr. resigned from his position as the Interim Chief Financial Officer of the Company.  Mr. Scheuerell plans to remain as a consultant of the Company for a transition period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
(Registrant)

Date: September 30, 2008

/s/ MICHAEL MOODY
(Signature)

Name: Michael Moody
Title: Chief Executive Officer and President